SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FLEX PHARMA, INC.

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FLEX PHARMA, INC.
800 Boylston Street, 24th Floor
Boston, MA 02199
(617) 874-1821

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 7, 2016
Dear Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of FLEX PHARMA, INC., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, June 7, 2016 at 2:00 p.m. local time at Cooley LLP, 500 Boylston Street, 14th Floor, Boston, MA 02116 for the following purposes:
1.    To elect the Board’s three nominees for director to hold office until the 2019 Annual Meeting of Shareholders.
2.    To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.
3.    To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 11, 2016. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on Tuesday, June 7, 2016 at 2:00 p.m. local time at Cooley LLP, 500 Boylston Street, 14th Floor, Boston, MA 02116.
The proxy statement and annual report to shareholders
are available at www.proxyvote.com.

By Order of the Board of Directors

/s/ Robert Hadfield
Robert Hadfield
Secretary

Boston, Massachusetts
April 28, 2016

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

FLEX PHARMA, INC.
800 Boylston Street, 24th Floor
Boston, MA 02199
(617) 874-1821

PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS
June 7, 2016
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors of Flex Pharma, Inc. (sometimes referred to as the “Company” or "Flex Pharma") is soliciting your proxy to vote at the 2016 Annual Meeting of Shareholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to mail these proxy materials on or about April 28, 2016 to all shareholders of record entitled to vote at the annual meeting.
How do I attend the annual meeting?
The meeting will be held on Tuesday, June 7, 2016 at 2:00 p.m. local time at Cooley LLP, 500 Boylston Street, 14th Floor, Boston, MA 02116. Directions to the annual meeting may be found at www.cooley.com/offices. Information on how to vote in person at the annual meeting is discussed below.
Who can vote at the annual meeting?
Only shareholders of record at the close of business on April 11, 2016 will be entitled to vote at the annual meeting. On this record date, there were 17,967,891 shares of common stock outstanding and entitled to vote.
Shareholder of Record: Shares Registered in Your Name
If on April 11, 2016 your shares were registered directly in your name with Flex Pharma’s transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 11, 2016 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are two matters scheduled for a vote:

•	Election of three directors; and

•
Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

1.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For the approval of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016, you may vote "For" or "Against" or abstain from voting.
The procedures for voting are fairly simple:
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern time on June 6, 2016 to be counted.

•
To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m. Eastern time on June 6, 2016 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Flex Pharma. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 11, 2016.
What happens if I do not vote?
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank

2.

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine" under applicable rules but not with respect to "non-routine" matters. Under applicable rules and interpretations, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director and “For” the approval of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Shareholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Flex Pharma’s Secretary at 800 Boylston Street, 24th Floor, Boston, MA 02199.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are shareholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 29, 2016 to Flex Pharma, Inc., Attn: General Counsel, 800 Boylston Street, 24th Floor, Boston, MA 02199.
Pursuant to our bylaws, if you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year's proxy materials, you must do so by no later than the close of business on March 9,

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2017 nor earlier than the close of business on February 7, 2017; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, in order for your notice to be timely, it must be received no earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period notice.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withheld” and broker non-votes and, with respect to the appointment of Ernst & Young LLP, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?
For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.
To be approved, Proposal No. 2, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2016, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 17,967,891 shares outstanding and entitled to vote. Thus, the holders of 8,983,946 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
The letter to shareholders, proxy statement, Form 10-K and annual report to shareholders are available at www.proxyvote.com.

4.

PROPOSAL 1

ELECTION OF DIRECTORS
CLASSIFIED BOARD
Flex Pharma’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board of Directors presently has nine members. There are three directors in the class whose term of office expires in 2016. If elected at the annual meeting, each of these nominees would serve until the 2019 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The Company does not have a formal policy relating to director attendance at Annual Meetings but all directors and nominees are invited to attend the Annual Meeting.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by Flex Pharma. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2019 ANNUAL MEETING
Marc Kozin
Marc Kozin, age 54, has served as a member of the Board of Directors since October 2014. Mr. Kozin has been a Senior Advisor to L.E.K. Consulting, a global strategy consulting firm, since July 2011. Prior to that, Mr. Kozin served as president of L.E.K.'s North American practice for 15 years. Mr. Kozin currently serves as a member of the Board of Directors of UFP Technologies, Inc., Endocyte, Inc., OvaScience, Inc. and two privately-held companies, and he previously served on the Board of Directors of DYAX Corp. He also serves on the strategic advisory board for Healthcare Royalty Partners. Mr. Kozin holds a B.A., with distinction, in Economics from Duke University and an M.B.A., with distinction, from The Wharton School, University of Pennsylvania. We believe that Mr. Kozin is qualified to serve on the Board of Directors due to his nearly 30 years of experience in corporate and business unit strategy consulting, merger and acquisition advisory services, and value management both domestically and internationally.
Roderick MacKinnon
Roderick MacKinnon, M.D., age 60, has served as a member of the Board of Directors since February 2015. Dr. MacKinnon is currently the Co-Chair of our Scientific Advisory Board and the Investigator at Howard Hughes Medical Institute and the John D. Rockefeller Jr. Professor, Laboratory of Molecular Neurobiology and Biophysics at the Rockefeller University. Dr. MacKinnon was a faculty member at Harvard Medical School before moving to Rockefeller in 1996. Dr. MacKinnon is a member of the National Academy of Sciences and is the recipient of numerous scientific awards, including the 2003 Nobel Prize in Chemistry, the 2003 Louisa Gross Horwitz Prize, the 2001 Gairdner Foundation International Award, the 2001 Perl-UNC Neuroscience Prize, the 2000 Lewis S. Rosenstiel Award for Distinguished Work in Basic Medical Science and the 1999 Albert Lasker Basic Medical Research Award. Dr. MacKinnon received his B.A. in biochemistry from Brandeis University and his M.D. from Tufts University School of Medicine. He completed his medical residency at Beth Israel Hospital, Harvard Medical School, and postdoctoral work at Brandeis. We believe that Dr. MacKinnon is qualified to serve on the Board of Directors due to his deep scientific experience and his scientific leadership of the Company.

5.

Michelle Stacy
Michelle Stacy, age 60, has served as a member of the Board of Directors since March 2016. As the former president of Keurig, Inc. and former vice president and general manager with Gillette/P&G, Ms. Stacy brings to the Board of Directors a wealth of experience leading consumer businesses and building global brands. During her five-year tenure at Keurig Inc., a division of Keurig Green Mountain, the company's revenue grew from $493 million in FY2008 to $4.3 billion for FY2013. Ms. Stacy sits on the Board of Directors of iRobot Corporation, Coravin Inc., Young Innovations Inc. and the nonprofit French Cultural Center. Ms Stacy is also a Director Advisor to The Cambridge Group (an AC Nielson Company) and is a professional speaker on leadership, innovation and growth. She received a M.S. in Management from J. L. Kellogg Graduate School of Management - Northwestern University, and a B.S. from Dartmouth College. We believe that Ms. Stacy is qualified to serve on the Board of Directors given her broad marketing, senior management and leadership roles in consumer companies.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING
Robert Perez
Robert Perez, age 51, has served as member of the Board of Directors since September 2015. Mr. Perez is currently the Managing Partner of Vineyard Sound Advisors, LLC, a biopharmaceutical consulting firm. Mr. Perez was a member of the Board of Directors of Cubist Pharmaceuticals, Inc., or Cubist, from April 2014 until its purchase by Merck & Co., Inc. in January 2015. He was appointed Chief Executive Officer of Cubist on January 1, 2015 after having served in several senior positions at Cubist. Mr. Perez joined Cubist in August 2003 as Senior Vice President, Sales and Marketing, and led the launch of Cubicin (daptomycin for injection). He served as Executive Vice President and Chief Operating Officer from August 2007 to July 2012 and President and Chief Operating Officer from July 2012 to December 2014. Prior to joining Cubist, he served as Vice President of Biogen, Inc.'s CNS business unit from 2001 to 2003, where he was responsible for commercial leadership of an $800 million neurology business unit, and from 1995 to 2001 he held positions of increasing responsibility within Biogen's CNS commercial organization. From 1987 to 1995, Mr. Perez held various sales and marketing positions at Zeneca Pharmaceuticals. He currently serves on the Board of Directors of AMAG Pharmaceuticals, Inc., Zafgen, Inc, and Cidara Therapeutics, Inc., public biopharmaceutical companies. He previously served as a member of the Board of Directors of Epix Pharmaceuticals, Inc. Mr. Perez is a member of the Board of Directors of the Biomedical Science Careers Program, a member of the Board of Trustees at the Dana-Farber Cancer Institute, Inc., a member of the Board of College Bound Dorchester, and a member of the Board of Advisors of the Citizen School of Massachusetts. Mr. Perez received a B.S. from California State University, Los Angeles and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles. The Board of Directors believes that Mr. Perez's twenty plus years of sales and marketing experience within the pharmaceutical and biotechnology industries has provided him with valuable commercial and operational experience, as well as leadership skills that are important to the Board of Directors.
Stuart Randle
Stuart Randle, age 56, has served as a member of the Board of Directors since October 2014. Mr. Randle has served as the Chief Executive Officer of Ivenix, Inc. since January 2016. Previously, Mr. Randle served as the Chief Executive Officer of GI Dynamics Inc. from 2004 through September 2014. Prior to GI Dynamics, Mr. Randle served as the President and Chief Executive Officer of ACT Medical, Inc. from 1998 to 2001. Prior to 1998, Mr. Randle was Corporate Vice President and responsible for the northeastern region of the United States for Allegiance Healthcare Corporation. Mr. Randle previously worked for Baxter Healthcare Corporation in various roles including President, New England region, General Manager of anesthesia, and various sales and marketing roles. Mr. Randle has also held various sales and engineering roles with Ingersoll-Rand Corporation. Mr. Randle is a member of the Board of Directors of Teleflex, Inc. and Beacon Roofing Supply, Inc. and previously served as a member of the Board of Directors of GI Dynamics Inc. from 2003 until November 2014. Mr. Randle earned an M.B.A. from The Kellogg Graduate School of Management at Northwestern University and a B.S. degree in Mechanical Engineering from Cornell University. We believe that Mr. Randle is qualified to serve on the Board of Directors due to his over 20 years' experience in the life sciences industry in engineering, sales, marketing, senior management and leadership roles in developing companies and also divisions of major medical corporations, which enables him to provide valuable insights to the Board of Directors regarding a variety of business, management and technical issues.

6.

John Sculley
John Sculley, age 77, has served as a member of the Board of Directors since August 2014. Between 1983 and 1993, Mr. Sculley served as the Chief Executive Officer of Apple Computer, Inc. From 1978 to 1983, Mr. Sculley served as Chief Executive Officer of Pepsi-Cola Company. Since leaving Apple, Mr. Sculley has focused on investing in early stage companies as a venture capitalist and co-founder of several companies. Mr. Sculley currently serves on the Board of Directors of Pivot Technology Solutions. Mr. Sculley earned an M.B.A. degree from the Wharton School at the University of Pennsylvania and is a graduate of Brown University. The Board of Directors believes that Mr. Sculley is qualified to serve on the Board of Directors due to his experience developing consumer brands and expertise in corporate leadership.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2018 ANNUAL MEETING
Jeffrey Capello
Jeffrey Capello, age 51, has been a member of the Board of Directors since April 2015. Mr Capello is currently the founder and Chief Executive Officer of Monomoy Advisors which focuses on helping companies drive shareholder value. From July 2014 until June 2015, Mr. Capello served as the Executive Vice President and Chief Financial Officer of Ortho-Clinical Diagnostics, which was acquired by the Carlyle Group from Johnson & Johnson, with responsibility for global finance and business development. Prior to his role at Ortho-Clinical Diagnostics, Mr. Capello served as Chief Financial Officer and Executive Vice President of Boston Scientific from March 2010 to December 2013. At Boston Scientific, Mr. Capello was responsible for the worldwide management of Boston Scientific's finance, information systems, business development and corporate strategy functions. Mr. Capello joined Boston Scientific in June 2008 and served as Senior Vice President and Chief Accounting Officer until March 2010. Prior to joining Boston Scientific, he was the Senior Vice President and Chief Financial Officer with responsibilities for global finance and business development at PerkinElmer, Inc. from 2006 to 2008. Previously, he served as PerkinElmer's Vice President of Finance, Corporate Controller, Treasurer and Chief Accounting Officer from 2001 to 2006. Prior to his tenure at PerkinElmer, Mr. Capello was a Partner at PricewaterhouseCoopers LLP, both in the United States and in the Netherlands. Mr. Capello is a board member of Ovascience, Inc. Previously, Mr. Capello was a member of the Board of Directors of Sirtris Pharmaceuticals, Inc., which was acquired by GlaxoSmithKline in 2008, and served as the Chair of its audit committee. Mr. Capello holds a B.S. degree in Business Administration from the University of Vermont and an M.B.A. degree from Harvard Business School. Mr. Capello is also a certified public accountant. We believe that Mr. Capello is qualified to serve on the Board of Directors due to his experience in the medical device and healthcare technology industries, his accounting background and his service on the boards of directors of other life sciences companies.
Peter Barton Hutt
Peter Barton Hutt, L.L.B., L.L.M., age 81, has been a member of the Board of Directors since March 2014. Mr. Hutt is a senior counsel at the law firm of Covington & Burling LLP and has been an attorney with that firm since 1960. He served as Chief Counsel for the U.S. Food and Drug Administration from 1971 through 1975. Mr. Hutt is a member of the National Academy of Medicine of the National Academy of Sciences and teaches a course on Food and Drug Law each winter term at Harvard Law School. He co-authored the casebook used to teach Food and Drug Law and has published numerous papers on the subject. Mr. Hutt is a member of the Board of Directors of Q Therapeutics, Xoma Ltd., BIND Therapeutics, Inc., Seres Therapeutics, Inc. Concert Pharmaceuticals Inc., and several privately-held life sciences companies. During the last five years, Mr. Hutt also served as a member of the Board of Directors of Celera Genomics, DBV Technologies, Momenta Pharmaceuticals, Inc. and Ista Pharmaceuticals, Inc. Mr. Hutt received his B.A., magna cum laude, from Yale University, his L.L.B. from Harvard University and his L.L.M. from New York University. Mr. Hutt's qualifications to sit on the Board of Directors include his 50 years of experience and expertise in food and drug regulation, including his service at the U.S. Food and Drug Administration and at Covington & Burling LLP, and his experience serving on other boards of directors in the biotechnology industry.
Christoph Westphal
Christoph Westphal, M.D., Ph.D., age 48, has served as the Chairman of the Board of Directors since co-founding the Company in February 2014. Dr. Westphal has served as our President and Chief Executive Officer since April 2014. Dr. Westphal has been a partner of Longwood Fund, LP, a venture capital investment fund, since 2010. Dr. Westphal served as the Chief Executive Officer of Verastem, Inc. from September 2011 to July 2013 and as its President from September 2011 until January 2013. Dr. Westphal has served on Verastem's board since March

7.

2011, including as its Executive Chairman from July 2013 until January 2015. Dr. Westphal served on the board of OvaScience, Inc. from 2011 to 2014. Dr. Westphal served as the President of SR One, the corporate venture capital arm of GlaxoSmithKline, from 2010 until 2011. Dr. Westphal has previously been involved in founding a number of biotechnology companies. Dr. Westphal co-founded Sirtris Pharmaceuticals, Inc., which was acquired by GlaxoSmithKline plc in 2008, and served as its Chief Executive Officer from 2004 to 2010. He also co-founded Alnara Pharmaceuticals, Inc., Concert Pharmaceuticals, Inc., Acceleron Pharma, Inc., serving as its Chief Executive Officer in 2003, Alnylam Pharmaceuticals, Inc., serving as its Chief Executive Officer in 2002, and Momenta Pharmaceuticals, Inc., serving as its Chief Executive Officer in 2001. Dr. Westphal serves on the Board of Fellows of Harvard Medical School and the Board of Overseers for the Boston Symphony Orchestra, is a member of the Research Advisory Council at the Massachusetts General Hospital and is a member of the Biotechnology Industry Organization (BIO) Emerging Companies Section Governing Board. He earned his M.D. from Harvard Medical School, his Ph.D. in Genetics from Harvard University and his B.A. from Columbia University. The Board of Directors believes that Dr. Westphal's qualifications to sit on the Board of Directors include his experience as a senior executive, entrepreneur and venture capitalist and his service on the boards of directors of other life sciences companies.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Listing Rules, a majority of the members of a listed company's board of directors must qualify as "independent" as affirmatively determined by its board of directors. The Board of Directors consults with the Company's counsel to ensure that the Board of Directors' determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors has affirmatively determined that, with the exception of Drs. MacKinnon and Westphal, all of our directors are independent directors within the meaning of the applicable Nasdaq Listing Rules. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with the Company.
BOARD LEADERSHIP STRUCTURE
The Board of Directors is currently chaired by the President and Chief Executive Officer of the Company, Dr. Westphal. The Board has also appointed Mr. Randle as lead independent director.
The Company believes that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. In the Company’s view, separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company’s ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. The Company also believes that it is advantageous to have a Board Chair with an extensive knowledge of the Company (as is the case with the Company’s Chief Executive Officer) as compared to a relatively less informed independent Board Chair.
As lead independent director, Mr. Randle presides over periodic meetings of our independent directors and performs such additional duties as the Board of Directors may otherwise determine and delegate. The Company believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the lead independent director can serve as a conduit between the other independent directors and the Board Chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of the Chief Executive Officer’s extensive history with and knowledge of the Company, and because the Board’s lead independent director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board, the Company believes that it is advantageous for the Company to combine the positions of Chief Executive Officer and Board Chair.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the key functions of the Board of Directors is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function

8.

directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, the Board of Directors is responsible for monitoring and assessing strategic risk exposure and the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and certain regulatory requirements. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors met four times during 2015. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served held during the portion of the last fiscal year for which he or she was a director or committee member.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Name	Audit	Compensation	Nominating and Corporate Governance
Jeffrey Capello(1)	X*
Peter Barton Hutt	X(6)	X	X*
Marc Kozin	X
Steve Kraus(2)	X
Roderick MacKinnon, M.D.(3)
Robert Perez(4)		X(7)
Stuart Randle	X	X*
John Sculley			X
Michelle Stacy(5)
Christoph Westphal, M.D., Ph.D.			X(8)
Total meetings in fiscal 2015	8	5	-
*    Committee Chairperson

(1)	Mr. Capello joined the Board of Directors and the Audit Committee on April 1, 2015.
(2)	Mr. Kraus resigned from the Board of Directors and the Audit Committee on January 27, 2015.
(3)	Dr. MacKinnon joined the Board of Directors on February 23, 2015.
(4)	Mr. Perez joined the Board of Directors on September 2, 2015.
(5)	Ms. Stacy joined the Board of Directors on March 5, 2016.
(6)	Mr. Hutt stepped down from the Audit Committee on April 1, 2015.
(7)	Mr. Perez joined the Compensation Committee on December 22, 2015.
(8)	Dr. Westphal resigned from the Nominating and Corporate Governance Committee on November 11, 2015.
Below is a description of each committee of the Board of Directors.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding "independence" and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

9.

Audit Committee
The Audit Committee consists of Messrs. Capello, Kozin and Randle, and is governed by an audit committee charter. The Board of Directors has determined that each of the members of the Audit Committee satisfies the Nasdaq Stock Market and SEC independence requirements. Mr. Capello serves as the chair of the Audit Committee. The functions of this committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," and discussing the statements and reports with our independent auditors and management;

•
reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•
reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	reviewing on a periodic basis our investment policy; and

•	reviewing and evaluating on an annual basis the performance of the Audit Committee, including compliance of the Audit Committee with its charter.
The Board of Directors has determined that Mr. Capello qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, the Board of Directors has considered Mr. Capello's business background and previous experience. Both our independent registered public accounting firm and management periodically meet privately with the Audit Committee.
Report of the Audit Committee of the Board of Directors
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16,

10.

Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
Mr. Jeff Capello
Mr. Marc Kozin
Mr. Stuart Randle
Compensation Committee
The Compensation Committee consists of Messrs. Perez, Hutt and Randle, and is governed by a compensation committee charter. Mr. Randle serves as the chair of the Compensation Committee. The Board of Directors has determined that each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or Exchange Act, is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and satisfies the Nasdaq Stock Market independence requirements. The functions of this committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

•	reviewing and approving the compensation and other terms of employment of our executive officers;

•	reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•
evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the type and amount of compensation to be paid or awarded to our non-employee board members;

•
establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•	reviewing the adequacy of its charter on a periodic basis;

•	reviewing with management and approving our disclosures under the caption "Compensation Discussion and Analysis" in our periodic reports or proxy statements to be filed with the SEC;

•	preparing the report that the SEC requires in our annual proxy statement; and

11.

•	reviewing and assessing on an annual basis the performance of the Compensation Committee.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary, and meets regularly in executive session. The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or his individual performance. The charter of the Compensation Committee grants the Compensation Committee full access to our books, records, facilities and personnel, as well as authority to obtain, at the Company's expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as it deems appropriate.
Historically, the Compensation Committee has met at one or more meetings held during the first and fourth quarters of the year to discuss and, if appropriate, make recommendations to the Board of Directors regarding, annual compensation adjustments, annual bonuses, annual equity awards, and new performance objectives. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, compensation surveys, and recommendations of any compensation consultant, if applicable.
Generally, the Compensation Committee has designed our overall executive compensation program to achieve the following objectives:

•	attempt to attract and retain talented and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•
provide a competitive compensation package that aligns the interests of our executive officers and stockholders by including a significant variable component which is weighted toward performance-based rewards;

•	ensure fairness among executive officers by recognizing the contributions each executive makes to our success; and

•	foster a shared commitment among executives by aligning their individual goals with our corporate goals and the creation of stockholder value.
The Compensation Committee retained an independent compensation consultant, Pearl Meyer & Partners, or Pearl Meyer, in 2015 to assist the Compensation Committee in developing our overall executive and director compensation programs for 2015, including base pay, bonus percentage, severance and equity awards. To assist in determining executive compensation in 2015, Pearl Meyer and the Compensation Committee reviewed a peer group of publicly traded companies in the biotechnology industry at a stage of development, market capitalization and size comparable to ours, which companies the Compensation Committee believed were generally comparable to our company and against which the Compensation Committee believed we competed for executive talent. In addition, with respect to Marina Hahn's compensation, Pearl Meyer and the Compensation Committee reviewed publicly traded consumer companies with a profile comparable to ours. Pearl Meyer did not provide any services to the Company other than acting as a compensation consultant to the Compensation Committee.
The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2015 are described in greater detail in the Executive Compensation section of this proxy statement.
Compensation Committee Interlocks and Insider Participation
We have established a Compensation Committee which has and will make decisions relating to compensation of our executive officers. The Board of Directors has appointed Messrs. Randle, Hutt and Perez to serve on the Compensation Committee. Neither of these individuals has ever been an executive officer or employee of the Company. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of Directors of any other entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee.

12.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Messrs. Hutt and Sculley and is governed by a nominating and corporate governance committee charter. The Board of Directors has determined that each member of this committee satisfies the Nasdaq Stock Market independence requirements. Mr. Hutt serves as the chair of the Nominating and Corporate Governance Committee. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on the Board of Directors consistent with criteria approved by the Board of Directors;

•	determining the minimum qualifications for service on the Board of Directors;

•	evaluating director performance on the Board of Directors and applicable committees of the Board of Directors and determining whether continued service on the Board of Directors is appropriate;

•	evaluating, nominating and recommending individuals for membership on the Board of Directors;

•	evaluating nominations by stockholders of candidates for election to the Board of Directors;

•	considering and assessing the independence of members of the Board of Directors;

•
developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to the Board of Directors any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise;

•	reviewing the adequacy of its charter on an annual basis; and

•	annually evaluating the performance of the Nominating and Corporate Governance Committee.
The Board of Directors believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. In considering candidates recommended by the Nominating and Corporate Governance Committee, the Board of Directors will consider such factors as the candidate possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. The Board of Directors reviews candidates for director nomination in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Board of Directors considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board of Directors and the Company to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee is responsible for identifying, reviewing, evaluating and recommending to the Board of Directors candidates to serve as directors of the Company. The Board of Directors is responsible for nominating members for election to the Board of Directors by the Company's stockholders. In 2015, the Company engaged a consultant to assist in the Company's search for additional directors for its Board of Directors. The Nominating and Corporate Governance Committee has not adopted a formal policy regarding whether it will consider any director candidates recommended by stockholders but the Board of Directors does not believe that such a policy is currently necessary because the Nominating and Corporate Governance Committee will consider candidates recommended by stockholders in the same manner as other candidates.
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Historically, the Company has not provided a formal process related to shareholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. During the upcoming year, the Company believes the Nominating and Corporate Governance Committee will consider the adoption of a formal process for shareholder communications with the Board and, if adopted, publish it promptly and post it to the Company’s website.

13.

CODE OF ETHICS
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website at www.flex-pharma.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website.
CORPORATE GOVERNANCE GUIDELINES
In January 2015, the Board of Directors adopted the Company's Corporate Governance Guidelines to assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s shareholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at wwwflex-pharma.com.

14.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the shareholders at the annual meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 2014. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.
Neither the Company’s Bylaws nor other governing documents or law require shareholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Accounting Firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Ernst & Young LLP.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, incurred for the year ended December 31, 2015, and for the period from February 26, 2014 (inception) to December 31, 2014.

	Year Ended December 31, 2015	Period from February 26, 2014 (Inception) to December, 31, 2014
Audit fees(1)	$251,003	$733,110
Tax fees(2)	17,000	—
All other fees(3)	1,995	—
Total Fees	$269,998	$733,110

(1)	Audit fees consist of fees for our quarterly reviews and audit of our annual financial statements and fees related to the Company's initial public offering.

(2)	Tax fees are related to tax advisory services.

(3)	All other fees are related to licensing fees paid to Ernst & Young LLP for access to its proprietary accounting research database.
All such accountant services and fees were pre-approved by the Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months.  Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

15.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers.

Name	Position(s)
Christoph Westphal, M.D., Ph.D.	President, Chief Executive Officer and Chairman of the Board
Robert Hadfield	General Counsel and Secretary
Marina Hahn	President, Consumer
Katharine Lindemann	Chief Operating Officer
John McCabe	Vice President, Finance and Treasurer
Thomas Wessel, M.D., Ph.D.	Chief Medical Officer
Elizabeth Woo	Senior Vice President, Investor Relations and Corporate Communications

Biographical information for Dr. Westphal is included above with the director biographies under the caption "Directors Continuing in Office Until the 2018 Annual Meeting."
Robert Hadfield, age 38, has served as our General Counsel and Secretary since April 2014. Mr. Hadfield joined us from Cooley LLP, where he was an attorney in the firm's business department from August 2007 to August 2011 and then from April 2012 to April 2014. From August 2011 to April 2012, Mr. Hadfield served as the Corporate Counsel at Kiva Systems, Inc. prior to its acquisition by Amazon.com, Inc. Mr. Hadfield also worked as an attorney at Goulston & Storrs PC and began his career as a financial analyst in the health care investment banking group of SG Cowen Securities Corporation. Mr. Hadfield holds a B.S. degree in Finance from Providence College and a J.D. from the Georgetown University Law Center.
Marina Hahn, age 58, has served as our President, Consumer since September 2014. Ms. Hahn joined us from Quirky Inc., where she served as Chief Strategy Officer/Chief Marketing Officer from September 2012 to December 2013. From 2003 to 2012, Ms. Hahn served as Chief Marketing Officer of Spirits Marque One LLC, makers of SVEDKA vodka and a division of Constellation Brands. From 1998 to 2001, Ms. Hahn served as Executive Vice President of J. Walter Thompson Company. Previously, Ms. Hahn was employed in various capacities by the William Morris Agency, Inc., Sony Electronics, Inc., Pepsi-Cola Company and DDB Needham Worldwide, Inc. From May 2000 until November 2014, Ms. Hahn served on the Board of Directors of The Hain Celestial Group, Inc. Ms. Hahn holds a B.A. degree in French Literature and Political Science from Wellesley College.
Katharine Lindemann, age 54, has served as our Chief Operating Officer since August 2015. Prior to joining us, Ms. Lindemann served as the Chief Operating Officer at DAVIDsTea Inc. from May 2012 until September 2014. Prior to DAVIDsTea Inc., Ms. Lindemann served as Principal of KGL Consulting from May 2011 to May 2012, and as Senior Vice President, Store Operations at Savers, Inc. (Value Village) from May 2009 to May 2011. In addition, Ms. Lindemann spent 19 years at Starbucks Corporation in a variety of roles, most recently as the Senior Vice President, Starbucks Foodservice. Ms. Lindemann currently serves on the Board of Directors of Cambia Health Solutions. Ms. Lindemann holds a B.S. degree from Santa Clara University.
John McCabe, age 46, has served as our Vice President, Finance since May 2014. Mr. McCabe joined us from ARIAD Pharmaceuticals, Inc. where he was Vice President and Chief Accounting Officer from May 2013 to May 2014. Previously, Mr. McCabe served as Vice President and Corporate Controller at Charles River Associates from June 2009 to May 2013. Previously, Mr. McCabe was the Director, Strategic Business Unit Controller at Biogen Inc. from 2007 until 2009. Mr. McCabe has also held positions at Performance Technologies, Inc., IP.com Inc. and Arthur Andersen LLP. Mr. McCabe earned an M.B.A. from the University of Massachusetts at Amherst and B.S. degrees in Accounting and Management Information Systems from Babson College.
Thomas Wessel, M.D., Ph.D., age 60, has served as our Chief Medical Officer since December 2014. Prior to joining us, Dr. Wessel was an independent consultant to several biotechnology and large pharmaceutical companies, including Concert Pharmaceuticals, Inc., Alkermes plc, Sanofi SA and Novartis AG. Previously, Dr. Wessel was the Chief Medical Officer of Acorda Therapeutics, Inc. from November 2008 until September 2011. Between March 2002 and October 2008, Dr. Wessel was employed in various leadership positions at

16.

Sepracor, Inc., including Senior Vice President of Clinical Research. Before joining Sepracor, Dr. Wessel worked on several CNS projects at Janssen Pharmaceuticals in Europe and the U.S. Before working in the pharmaceutical industry, Dr. Wessel held several academic and research positions. Dr. Wessel received his M.D. from the University of Munich School of Medicine and completed his Ph.D. in experimental neurobiology at the Max-Planck-Institute for Psychiatry in Martinsried, Germany. He completed his residency in neurology at New York Hospital and Memorial Sloan-Kettering Cancer Center (Cornell University Medical Center).
Elizabeth Woo, age 49, served as our Vice President, Investors Relations and Corporate Communications from October 2014 until March 2015, when she became Senior Vice President, Investor Relations and Corporate Communications. Ms. Woo previously served an investor relations consultant to Cubist Pharmaceuticals, Inc. from August 2013 to December 2013 and as an investor relations consultant to Ironwood Pharmaceuticals, Inc. from February 2011 to June 2012. Ms. Woo also served as Vice President, Investor Relations at Biogen Idec Inc. from 1998 to 2010. Ms. Woo earned an M.B.A. from The Kellogg Graduate School of Management, and graduated summa cum laude and Phi Beta Kappa with bachelor degrees in Biochemistry and History from the University of California, Berkeley.

17.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock as of April 11, 2016 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current executive officers and directors as a group.
Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before June 10, 2016, which is 60 days after April 11, 2016. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Percentage of beneficial ownership is based on 17,967,891 shares of common stock outstanding as of April 11, 2016. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Flex Pharma, Inc., 800 Boylston Street, 24th Floor, Boston, MA 02199.

Name of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned

5% or greater stockholders
Longwood Funds(1)	2,960,518	16.48%
Directors and executive officers
Jeffrey Capello(2)	16,943	*
Peter Barton Hutt(3)	39,812	*
Marc Kozin(4)	27,530	*
Roderick MacKinnon, M.D.(5)	463,014	2.57%
Robert Perez(6)	5,000	*
Stuart Randle(7)	23,030	*
John Sculley(8)	81,421	*
Michelle Stacy(9)	4,251	*
Christoph Westphal, M.D., Ph.D.(10)	3,925,248	21.85%
Marina Hahn(11)	202,616	1.12%
Thomas Wessel, M.D., Ph.D.(12)	164,604	*
All directors and executive officers as a group (total of 15 persons)(13)	8,049,535	43.35%

* Represents beneficial ownership of less than one percent.

(1)
Includes 2,697,264 shares of common stock held by Longwood Fund II, L.P and 263,254 shares of common stock held by Longwood Fund III, L.P. Longwood Fund II GP, LLC (the "Fund II General Partner") is the general partner of Longwood Fund II, L.P. and exercises voting and investment power with respect to securities owned directly by Longwood Fund II, L.P. Longwood Fund III GP, LLC (the "Fund III General Partner") is the general partner of Longwood Fund III, L.P. and exercises voting and investment power with respect to securities owned directly by Longwood Fund III, L.P. Richard Aldrich, Michelle Dipp, M.D., Ph.D. and Christoph Westphal, M.D.,

18.

Ph.D. are the managers of the Fund II General Partner and Fund III General Partner and share voting and dispositive power with respect to the securities held by Longwood Fund II, L.P and Longwood Fund III, L.P. (collectively, the "Longwood Funds"), each of whom disclaims beneficial ownership of the shares held by the Longwood Funds except to the extent of his or her pecuniary interest therein. The address for the Longwood Funds is 800 Boylston Street, Suite 1555, Boston, MA 02199.

(2)	Represents shares of common stock issuable upon the exercise of options exercisable within 60 days of April 11, 2016.

(3)	Includes 11,675 shares of common stock and 28,137 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 11, 2016.

(4)	Includes 4,500 shares of common stock and 23,030 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 11, 2016.

(5)	Includes 431,277 shares of common stock and 31,737 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 11, 2016.

(6)	Represents shares of common stock issuable upon the exercise of options exercisable within 60 days of April 11, 2016.

(7)	Represents shares of common stock issuable upon the exercise of options exercisable within 60 days of April 11, 2016.

(8)
Includes 54,402 shares of common stock held by John and Diane Sculley, Tenants in the Entirety and 27,019 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 11, 2016.

(9)	Includes 2,585 shares of common stock and 1,666 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 11, 2016.

(10)
Represents shares of common stock held by Christoph Westphal, M.D., Ph.D. This number does not include 2,697,264 shares of common stock held by Longwood Fund II, L.P. and 263,254 shares held by Longwood Fund III, L.P. The ultimate general partner of Longwood Fund II, L.P. is the Fund II General Partner and the ultimate general partner of Longwood Fund III, L.P. is the Fund III General Partner. Voting and investment power with respect to the shares held by the Longwood Funds are vested in Richard Aldrich, Michelle Dipp, M.D., Ph.D. and Christoph Westphal, M.D., Ph.D., the managers of the Fund II General Partner and the Fund III General Partner, each of whom disclaims beneficial ownership of the shares held by the Longwood Funds except to the extent of any pecuniary interest therein.

(11)	Represents shares of common stock issuable upon the exercise of options exercisable within 60 days of April 11, 2016.

(12)	Includes 57,064 shares of common stock and 107,540 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 11, 2016.

(13)
Includes (a) 4,486,751 shares held by all current executive officers and directors as a group, (b) 602,266 shares that all current executive officers and directors as a group have the right to acquire from us within 60 days of April 11, 2016 pursuant to the exercise of stock options, and (c) shares of common stock held by the Longwood Funds, which are deemed to be beneficially owned by Dr. Westphal.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To the best of our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all of our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them, except for Marina Hahn, Katharine Lindemann and Robert Perez, each of whom filed one Form 4 five business days after the applicable deadline.

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EXECUTIVE AND DIRECTOR COMPENSATION
Our named executive officers for the period ending December 31, 2015, which consist of our principal executive officer and the two other most highly compensated executive officers who were serving as executive officers as of December 31, 2015, are:

•	Christoph Westphal, M.D., Ph.D., our President, Chief Executive Officer and Chairman of the Board;

•	Marina Hahn, our President, Consumer; and

•	Thomas Wessel, M.D., Ph.D., our Chief Medical Officer.
Summary Compensation Table
The following table provides information regarding the compensation provided during the year ending December 31, 2015 and during the period from February 26, 2014 (inception) to December 31, 2014 to our named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
Christoph Westphal, M.D., Ph.D., President, Chief Executive Officer, Chairman of the Board(5)	2015	$459,000	$—	$—	$—	$218,025	$19,832	(8)	$696,857
	2014	$337,500	$—	$—	$375,804	$172,603	$—		$885,907
Marina Hahn(6) President, Consumer	2015	$340,500	$—	$1,096,170	$—	$154,470	$10,602	(9)	$1,601,742
	2014	$76,154	$100,000	$703,379	$—	$34,027	$—		$913,560
Thomas Wessel, M.D., Ph.D. Chief Medical Officer(7)	2015	$395,000	$—	$1,158,266	$—	$150,100	$10,432	(10)	$1,713,798
	2014	$4,558	$55,000	$—	$—	$—	$—		$59,558

(1)	Amounts shown represent a $100,000 signing bonus paid to Ms. Hahn and a $55,000 signing bonus paid to Mr. Wessel under the terms of their offer letters.

(2)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the respective fiscal years computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC.

(3)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the restricted common stock awards granted during the respective fiscal years. Discussion of restricted common stock is included in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC.

(4)	Amounts shown represent annual performance‑based bonuses for 2014 and 2015. For more information see “Annual Performance‑Based Bonus Opportunity” below.

(5)
Dr. Westphal joined us as our President and Chief Executive Officer on April 9, 2014 at an annual salary of $450,000. Amounts shown for the period beginning on February 26, 2014 (inception) and ending on December 31, 2014 represent the compensation earned by Dr. Westphal from his April 9, 2014 start date through December 31, 2014.

(6)
Ms. Hahn joined us as our President, Consumer on September 30, 2014 at an annual salary of $300,000. Amounts shown for the period beginning on February 26, 2014 (inception) and ending on December 31, 2014 represent the compensation earned by Ms. Hahn from her September 30, 2014 start date through December 31, 2014.

(7)
Dr. Wessel joined us as our Chief Medical Officer on December 29, 2014 at an annual salary of $395,000. Amounts shown for the period beginning on February 26, 2014 (inception) and ending on December 31, 2014 represent the compensation earned by Dr. Wessel from his December 29, 2014 start date through December 31, 2014.

(8)
Amounts consist of: (i) $700 for long-term disability premiums and a $582 related tax gross up, (ii) $7,950 of matching contributions defined in our 401(k) plan and (iii) $10,600 for reimbursement of monthly telecommunications charges. For more information regarding these benefits, see below under "Perquisites, Health, Welfare and Retirement Benefits."

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(9)
Amounts consist of: (i) $700 for long-term disability premiums and a $752 related tax gross up, (ii) $7,950 of matching contributions defined in our 401(k) plan and (iii) $1,200 paid as an allowance for cell phone costs. For more information regarding these benefits, see below under "Perquisites, Health, Welfare and Retirement Benefits."

(10)
Amounts consist of: (i) $700 for long-term disability premiums and a $582 related tax gross up, (ii) $7,950 of matching contributions defined in our 401(k) plan and (iii) $1,200 paid as an allowance for cell phone costs. For more information regarding these benefits, see below under "Perquisites, Health, Welfare and Retirement Benefits."

Annual Base Salary
Base salaries are intended to provide a fixed level of compensation for our executive officers that is commensurate with their responsibilities and competitive market conditions. When considered in combination with other elements of our executive compensation, we believe our base salaries are sufficient to attract and retain an effective management team.
The compensation of our named executive officers is generally determined and approved by the Board of Directors or the Compensation Committee. The Compensation Committee approved the following 2015 base salaries for our named executive officers, which became effective on January 1, 2015:

Name	2015 Base Salary
Christoph Westphal, M.D., Ph.D.	$459,000
Marina Hahn	$306,000
Thomas Wessel, M.D., Ph.D.	$395,000

In July 2015, we entered into an amendment to Ms. Hahn's offer letter increasing her base salary to $375,000. In December 2015, following the recommendation of the Compensation Committee, the Board of Directors approved a 3% increase to the base salaries of eligible employees, including our named executive officers. This salary increase became effective on January 1, 2016.
Annual Performance-Based Bonus Opportunity
In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus that each executive officer is eligible to receive is set out in the individual's offer letter and will be based on the individual's target bonus, as a percentage of base salary, or target bonus percentage, and the extent to which we achieve the corporate goals and the executive achieves his or her personal goals, if any, established for each year. The actual performance-based bonus paid to each executive, if any, is calculated by multiplying the executive's annual base salary, target bonus percentage, and the percentage attainment of the corporate goals and personal goals, if any, established for such year with respect to the executive and is prorated for the duration of employment for that year. There is no minimum bonus percentage or amount established for the named executive officers and, as a result, the bonus amounts vary from year to year based on corporate and individual performance as well as the Compensation Committee's evaluation of other factors it deems relevant in determining annual bonuses.
The corporate goals are determined by the Compensation Committee, reviewed by the Board of Directors and comprised of our most important annual corporate goals and various business accomplishments, which vary from time to time depending on our overall strategic objectives. At the end of the year or the beginning of the following year, the Compensation Committee reviews our performance against each corporate goal and approves the extent to which we achieved each such goal. The Compensation Committee may award a bonus in an amount above or below the amount that would otherwise be associated with the degree of goal achievement, based on factors the Compensation Committee determines are material to our corporate performance and provide appropriate incentives to our executives, including events or circumstances that arise after the original corporate goals are set.
For 2015, each of our named executive officer's bonuses were entirely dependent upon our achievement of our corporate goals. Our corporate objectives for 2015 were related to identifying an initial drug product candidate, initiating and completing certain clinical studies, developing our first consumer product, establishing marketing plans and commercialization plans for our consumer product launch and ensuring our financial stability. Each named

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executive officer was eligible to receive up to 150% of their target bonus. The Compensation Committee concluded that 95% of our 2015 corporate objectives had been achieved and, in January 2016, we paid each of our named executive officers 95% of their target bonus. In determining that we had achieved 95% of the 2015 corporate goals for purposes of the 2015 annual performance-based bonuses, the Compensation Committee considered the substantial progress made by our research and development group identifying a lead drug product candidate and completing certain clinical studies, the efforts of our consumer group preparing for the launch of our consumer product, and the success of our capital-raising and financial discipline efforts during 2015.
Each named executive officer's 2015 target bonus percentage and actual bonus amount paid are set forth below:

Name	Target bonus (% of base salary)	2015 Bonus Amount
Christoph Westphal, M.D., Ph.D.	50%	$218,025
Marina Hahn	50%	$154,470
Thomas Wessel, M.D., Ph.D.	40%	$150,100

Equity-Based Incentive Awards
Our equity-based incentive awards are designed to align our longer-term interests and the longer-term interests of our shareholders with those of our employees and consultants, including our named executive officers. The Board of Directors, following the recommendation of the Compensation Committee, is responsible for approving equity grants. We have generally granted stock options to our named executive officers and employees as incentive compensation because we believe in using equity compensation to reward our named executive officers and other employees for stock price appreciation; however, we entered into a restricted stock purchase agreement and a restricted stock award agreement with Dr. Westphal in connection with and shortly after our formation. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. We anticipate awarding to our executives an initial equity grant upon commencement of employment. Additional grants may occur periodically in order to specifically incent executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.
During 2015, we did not grant Dr. Westphal any equity-based incentive awards.
On November 11, 2015, the Board of Directors granted Ms. Hahn an option to purchase 150,000 shares of common stock at an exercise price of $11.05 per share. Vesting of the shares subject to this option are based on performance criteria for which the SEC has afforded confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. For additional information, see the section below titled “- Potential Payments Upon Termination or Change of Control.”
On January 7, 2015, in connection with the commencement of Dr. Wessel's employment, the Board of Directors granted Dr. Wessel an option to purchase 163,136 shares of common stock at an exercise price of $10.79 per share. Dr. Wessel's options are subject to a four year vesting schedule subject to his continued service and also include an early exercise provision pursuant to which Dr. Wessel may exercise a portion of his options in advance of their vesting. For additional information, see the section below titled "- Potential Payments Upon Termination or Change of Control."
Agreements with our Executive Officers
Below are written descriptions of our offer letters with our named executive officers.
Christoph Westphal, M.D., Ph.D.    We entered into an Executive Employment Agreement with Dr. Westphal in May 2015, which replaced Dr. Westphal's offer letter. Pursuant to his employment agreement, Dr. Westphal will receive an annual base salary of $459,000, subject to increase by the Board of Directors, and is eligible for an annual bonus that targets 50% of his annualized base salary based upon an assessment of Dr. Westphal's performance and the attainment of targeted goals established by the Board of Directors. The assessment of Dr. Westphal's performance and the achievement of goals will be determined in the sole discretion of the Board of Directors. In the event that he is terminated without cause or resigns for good reason, Dr. Westphal is entitled to certain additional severance and change of control benefits pursuant to his restricted stock agreements and his

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employment agreement, the terms of which are described below under "— Potential Payments Upon Termination or Change of Control."
Marina Hahn.    We entered into an offer letter with Ms. Hahn in September 2014, which was amended in May 2015 and further amended in July 2015. The offer letter provides for an annual base salary of $375,000, subject to increase by the Board of Directors, and that Ms. Hahn is eligible for an annual bonus based on company and individual performance. The target amount of Ms. Hahn's annual performance bonus equals 50% of her annual base salary and will be based on parameters determined by the Board of Directors after consultation with Ms. Hahn. Pursuant to the July 2015 amendment, Ms. Hahn was granted an option to purchase 150,000 shares of our common stock on November 11, 2015, which vests based on performance criteria for which the SEC has afforded confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Under Ms. Hahn's offer letter, if Ms. Hahn is terminated without cause or resigns for good reason, Ms. Hahn will be entitled to severance benefits and payments upon a change of control, the terms of which are described below under "— Potential Payments Upon Termination or Change of Control."
Thomas Wessel, M.D., Ph.D.    We entered into an offer letter with Dr. Wessel in December 2014, which was amended in May 2015. The offer letter provides for an annual base salary of $395,000, subject to increase by the Board of Directors, and that Dr. Wessel is eligible for an annual bonus based on company and individual performance. The target amount of Dr. Wessel's annual performance bonus equals 40% of his annual base salary and will be based on parameters determined by the Board of Directors. Pursuant to his offer letter, Dr. Wessel was granted an option to purchase 163,136 shares of our common stock, which vests over a four year period, with 25% vesting on December 29, 2015 and the remaining shares vesting ratably each month thereafter. Under Dr. Wessel's offer letter, if Dr. Wessel is terminated without cause or resigns for good reason, Dr. Wessel will be entitled to severance benefits and payments upon a change of control, the terms of which are described below under "— Potential Payments Upon Termination or Change of Control."
Restrictive Covenant Agreements. In connection with entering into offer letters with the Company, each of our named executive officers entered into an Employee Non‑Solicitation, Non‑Competition, Confidential Information and Inventions Assignment Agreement with us, or the Restrictive Covenant Agreement, each of which became effective upon signing. Under the Restrictive Covenant Agreement, the named executive officer generally is subject to: (1) a perpetual covenant not to disclose or use any of our or third‑party confidential information (except under limited circumstances); (2) an invention disclosure and assignment provision pursuant to which he or she agrees to assign to us (and will cooperate with us to enforce) all his or her rights, title, and interest in and to any and all inventions (and intellectual property rights with respect thereto) made, conceived, reduced to practice or learned by him or her, either alone or with others, during his or her employment with us; (3) a non‑competition provision pursuant to which he or she has agreed not to compete with the Company during employment and for 12 months thereafter; (4) a non‑solicitation provision pursuant to which he or she has agreed not to solicit any of our employees, independent contractors or consultants to terminate his, her or its relationship with us during employment and for 12 months thereafter; and (5) a covenant to return all company property to us upon any termination employment or upon our request. In addition, each named executive officer has agreed to indemnify us and certain other parties, for all verdicts, judgments, settlements and other losses incurred by us in the event we are the subject of any legal action resulting from the breach of any of the named executive officer’s obligations under the Restrictive Covenant Agreement, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in any such action.
Potential Payments Upon Termination or Change of Control
Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including salary and unused vacation pay.
Under his employment agreement, in the event that he is terminated without cause or resigns for good reason prior to a change in control (each as defined in his employment agreement), Dr. Westphal will be entitled to severance in the form of salary continuation for twelve months at his then-current base salary. In the event that he is terminated without cause or resigns for good reason during the period beginning 30 days prior to and ending twelve (12) months following a change in control, Dr. Westphal will be entitled to severance in the form of salary continuation for twelve months at his then-current base salary and the target bonus payment for the year in which the termination occurs.
Under Dr. Westphal's restricted stock purchase agreements, we may only exercise our repurchase rights with respect to unvested shares of common stock if Dr. Westphal's employment is terminated by us for cause or Dr. Westphal terminates his employment for any reason (each as defined in his restricted stock purchase agreements), in each case,

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within 90 days of such termination. In addition, Dr. Westphal's shares shall vest with respect to all of the shares held by Dr. Westphal in the event he is terminated by us without cause or due to his death or disability, or upon the occurrence of a corporate transaction (as defined in his restricted stock purchase agreements).
Under Ms. Hahn's offer letter, if Ms. Hahn is terminated without cause or resigns for good reason (each as defined in her offer letter), Ms. Hahn will be entitled to severance in the form of salary continuation for nine months at her then-current base salary and we will pay, for up to nine months, that portion of the COBRA premiums that we paid prior to such termination. Additionally, if during the period beginning 30 days prior to and ending 12 months following a change of control (as defined in her offer letter), we terminate Ms. Hahn's employment other than for cause or Ms. Hahn terminates her employment for good reason, then 100% of the shares of common stock subject to Ms. Hahn's stock options shall automatically vest except for any options that were forfeited prior to the change of control.
Under Dr. Wessel's offer letter, if Dr. Wessel is terminated without cause or resigns for good reason (each as defined in his offer letter), Dr. Wessel will be entitled to severance in the form of salary continuation for nine months at his then-current base salary and we will pay, for up to nine months, that portion of the COBRA premiums that we paid prior to such termination. Additionally, upon a change of control (as defined in his offer letter), 50% of the shares of common stock subject to Dr. Wessel's stock options shall automatically vest. Further, if during the period beginning 30 days prior to and ending 12 months following a change of control, we terminate Dr. Wessel's employment other than for cause or Dr. Wessel terminates his employment for good reason, then 100% of the shares of common stock subject to Dr. Wessel's options shall automatically vest.
Outstanding Equity Awards at December 31, 2015
The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2015.

		Option Awards(1)				Stock Awards		Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Per Share(2)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Number of unearned shares that have not vested (#)	Market value of unearned shares that have not vested ($)
Christoph Westphal, M.D., Ph.D.	3/5/2014	—	—	—	—	1,331,879(3)	16,581,894(4)
	4/9/2014	—	—	—	—			253,697(3)	3,158,528(4)
Marina Hahn	10/15/2014	179,497(5)	69,358(5)	$4.28	10/15/2024
	11/11/2015	-	150,000(6)	$11.05	11/11/2025
Thomas Wessel, M.D., Ph.D.	1/7/2015	98,274(7)	27,798(7)	$10.79	1/7/2025

(1)
All of the option awards listed in the table above were granted under the 2014 Plan or the 2015 Plan, the terms of which are described below under "— Equity Benefit Plans." Except as otherwise indicated, each option award becomes exercisable as it becomes vested and all vesting is subject to the executive's continuous service with us through the vesting dates.

(2)
All of the option awards listed in the table above were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by the Board of Directors.

(3)
The shares vest at the rate of 1/4th of the total number of shares on the date of issuance, with 1/48th of the shares vesting monthly over four years measured from February 26, 2014, and subject to vesting acceleration as described above under "— Potential Payments Upon Termination or Change of Control."

(4)	Computed based on the fair market value of a share of our common stock as of December 31, 2015, which was $12.45.

(5)
The option vests at the rate of 1/4th of the total number of shares subject to the option one year after September 30, 2014, with 1/48th of the shares vesting monthly thereafter over the next three years. The option is subject to vesting acceleration as described above under “- Potential Payments Upon Termination or Change of Control.” Notwithstanding the vesting schedule of Ms. Hahn’s option, Ms. Hahn’s Stock Option Grant Notice provides that 156,378 shares were exercisable as of the date of grant and an additional 23,119 shares are exercisable on January 1 of each year beginning in 2015 and ending in 2018.

(6)	The option vests based on performance criteria for which the SEC has afforded confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(7)
The option vests at the rate of 1/4th of the total number of shares subject to the option one year after December 29, 2014, with 1/48th of the shares vesting monthly thereafter over the next three years. Notwithstanding the vesting schedule of Dr. Wessel's option, Dr. Wessel's Stock Option Grant Notice provides that 135,338 shares were exercisable as of the date of grant and an additional 9,266 shares are exercisable on January 1 of each year beginning in 2016 and ending in 2018. On January 15, 2015, Dr. Wessel exercised 37,064 options.

Perquisites, Health, Welfare and Retirement Benefits
Our named executive officers are eligible to participate in our employee benefit plans, including our medical and dental insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled "— 401(k) Plan."
We generally do not provide perquisites or personal benefits to our named executive officers, except in certain limited circumstances. We do, however, pay the premiums for group term life insurance and long-term disability benefits (and, with respect to life insurance and long-term disability benefits, we provide a tax gross up relating to such payment) for all of our employees, including our named executive officers. We also reimburse our employees, including our named executive officers, for approximately 90% of their health and dental premiums, pay each of our employees, other than Dr. Westphal, a $100 monthly allowance for cell phone costs, and, with respect to Dr. Westphal, reimburse his monthly telecommunications charges.
401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. In January 2015, we began making matching contributions equal to 100% of the first 3% of the eligible compensation that an employee contributes to the 401(k) Plan, up to the maximum amount allowed by the Code. Pre-tax contributions by employees and any employer contributions that we make to the 401(k) Plan and the income earned on those contributions are generally not taxable to employees until withdrawn. Employee contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. Employees are immediately and fully vested in their own contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan.
Non-qualified Deferred Compensation
None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. The Board of Directors may elect to provide our officers and other employees with non-qualified defined contribution or other non-qualified deferred compensation benefits in the future if it determines that doing so is in our best interests.
Equity Benefit Plans
2015 Equity Incentive Plan
The Board of Directors adopted the 2015 Equity Incentive Plan, or 2015 Plan, in January 2015, and our stockholders approved the 2015 plan in January 2015. The 2015 plan became effective as of January 28, 2015, the date of the final prospectus for our initial public offering.
Awards. The 2015 plan provides for the grant of incentive stock options, or ISOs, non‑statutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance based stock awards, and other forms of equity compensation, collectively stock awards. Additionally, the 2015 plan provides for the grant of performance cash awards. ISOs may be granted only to employees of us and our affiliates. All other awards may be granted to employees, including officers, and to non‑employee directors and consultants of us and our affiliates.
Share Reserve. The aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2015 plan is the sum of (i) 1,711,965, plus (iii) any shares subject to outstanding stock options or other stock awards that would have otherwise returned to our 2014 plan (such as upon the expiration or termination of a stock award prior to vesting). Additionally, the number of shares of our common stock reserved for issuance under our 2015 plan will automatically increase on January 1 of each year, through and including January 1, 2025, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar

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year, or a lesser number of shares determined by the Board of Directors. The maximum number of shares that may be issued upon the exercise of ISOs under our 2015 plan is 5,919,390 shares.
No person may be granted stock awards covering more than 934,033 shares of our common stock under our 2015 plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 350,262 shares or a performance cash award having a maximum value in excess of $3,000,000. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to any covered executive officer imposed by Section 162(m) of the Code.
In addition, the maximum number of shares subject to awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $350,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous fiscal year).
If a stock award granted under the 2015 plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2015 plan. In addition, the following types of shares under the 2015 plan may become available for the grant of new stock awards under the 2015 plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the 2015 plan may be previously unissued shares or reacquired shares bought by us on the open market. As of March 4, 2016, stock awards covering a total of 1,331,799 shares of our common stock have been issued under the 2015 plan.
Administration.    The Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2015 plan. The Board of Directors may also delegate to one or more of our officers the authority to (1) designate employees who are not officers (other than himself or herself) to be recipients of certain stock awards, and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the 2015 plan, the Board of Directors or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.
The plan administrator has the authority to modify outstanding awards under our 2015 plan. Subject to the terms of our 2015 plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.
Stock Options.    Incentive and non-statutory stock options are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2015 plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2015 plan vest at the rate specified by the plan administrator.
The plan administrator determines the term of stock options granted under the 2015 plan, up to a maximum of 10 years. Unless the terms of an option holder's stock option agreement provide otherwise, if an option holder's service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that the issuance of shares of our common stock upon the exercise of the option or the same of such shares following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder's service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate

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immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the plan administrator.
Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder's death.
Restricted Stock Awards.    Restricted stock awards are granted pursuant to restricted stock award agreements or restricted stock purchase agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) services rendered to us or our affiliates, or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested will be forfeited upon the participant's cessation of continuous service for any reason.
Tax Limitations On Incentive Stock Options.    The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Unit Awards.    Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested will be forfeited upon the participant's cessation of continuous service for any reason.
Stock Appreciation Rights.    Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2015 plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.
The plan administrator determines the term of stock appreciation rights granted under the 2015 plan, up to a maximum of ten years. Unless the terms of a participant's stock appreciation right agreement provides otherwise, if a participant's service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant's service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

27.

Performance Awards.    The 2015 plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to a covered executive officer imposed by Section 162(m) of the Code. To help assure that the compensation attributable to performance-based awards will so qualify, the Compensation Committee can structure such awards so that stock or cash will be issued or paid pursuant to such award only after the achievement of certain pre-established performance goals during a designated performance period.
The performance goals that may be selected include one or more of the following: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder's equity; (10) return on assets, investment or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before or after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment, clinical trial results, new and supplemental indications for existing products, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals and product supply); (29) user satisfaction; (30) stockholders' equity; (31) capital expenditures; (32) debt levels; (33) operating profit or net operating profit; (34) workforce diversity; (35) growth of net income or operating income; (36) billings; (37) bookings; (38) the number of users, including but not limited to unique users; (39) employee retention; (40) initiation of phases of clinical trials and/or studies by specific dates; (41) patient enrollment rates; (42) budget management; (43) submission to, or approval by, a regulatory body (including, but not limited to the FDA of an applicable filing or a drug product candidate); (44) regulatory milestones; (45) progress of internal research or clinical programs; (46) progress of partnered programs; (47) partner satisfaction; (48) timely completion of clinical trials; (49) submission of INDs and NDAs and other regulatory achievements; (50) research progress, including the development of programs; (51) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property, and (52) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board of Directors.
The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (13) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the FDA or any other regulatory body. In addition, we retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.

28.

Other Stock Awards.    The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.
Changes to Capital Structure.    In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (a) the class and maximum number of shares reserved for issuance under the 2015 plan, (b) the class and maximum number of shares by which the share reserve may increase automatically each year, (c) the class and maximum number of shares that may be issued upon the exercise of ISOs, (d) the class and maximum number of shares subject to stock awards that can be granted in a calendar year (as established under the 2015 plan pursuant to Section 162(m) of the Code) and (e) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions.    In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase right held by us;

•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as the Board of Directors may deem appropriate; or

•
make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.
Under the 2015 plan, a corporate transaction is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding voting securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
Change of Control.    The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. Under the 2015 plan, a change of control is generally (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets; (iv) our complete liquidation or dissolution (or the approval by our stockholders or the Board of Directors of our complete liquidation or dissolution); or (v) members of the incumbent board cease for any reason to constitute at least a majority of the members of the board.
Amendment and Termination.    The Board of Directors has the authority to amend, suspend, or terminate our 2015 plan, provided that such action does not materially impair the existing rights of any participant without such participant's written consent. No ISOs may be granted after the tenth anniversary of the date the Board of Directors adopted our 2015 plan.
2014 Equity Incentive Plan

29.

The Board of Directors and our stockholders approved our 2014 Equity Incentive Plan, or the 2014 Plan, which became effective in March 2014. Through December 31, 2015, there were outstanding stock awards covering a total of 1,037,318 shares that were granted under our 2014 plan. No additional awards will be granted under the 2014 Plan, and all awards granted under the 2014 Plan that are repurchased, forfeited, expire, are cancelled or otherwise not issued will become available for grant under the 2015 plan in accordance with its terms.
Stock Awards.    The 2014 Plan provides for the grant of stock awards, which include ISOs, NSOs, restricted stock awards, restricted stock unit awards and stock appreciation rights. ISOs may be granted only to employees of us and our affiliates. All other awards may be granted to employees, including officers, and to non-employee directors and consultants of us and our affiliates.
Share Reserve.    The aggregate number of shares of our common stock originally reserved for issuance pursuant to stock awards under the 2014 Plan was 116,754 shares. In April 2014, the Board of Directors approved an increase in the 2014 Plan reserve by 1,334,333 shares and in September 2014 the Board of Directors approved an increase in the 2014 Plan reserve by 619,113 shares. The maximum number of shares that may be issued pursuant to stock awards under our 2014 Plan was 2,070,200 shares.
If a stock award granted under the 2014 Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2014 Plan. In addition, the following types of shares under the 2014 Plan may become available for the grant of new stock awards under the 2014 Plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the 2014 Plan may be previously unissued shares or reacquired shares bought by us on the open market.
Administration.    The Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2014 Plan. The Board of Directors may also delegate to one or more of our officers the authority to (1) designate officers and employees to be recipients of certain stock awards; provided, however, that an officer may not grant a stock award to himself, and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the 2014 Plan, the Board of Directors or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted, and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted, and the types of consideration to be paid for the award.
The plan administrator has the authority to modify outstanding awards under our 2014 Plan. Subject to the terms of our 2014 Plan, the plan administrator has the authority to reduce the exercise or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.
Stock Options.    ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2014 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2014 Plan vest at the rate specified by the plan administrator.
The plan administrator determines the term of stock options granted under the 2014 Plan, up to a maximum of 10 years. Unless the terms of an option holder's stock option agreement provide otherwise, if an option holder's service relationship with us or any of our affiliates ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder's service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

30.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the plan administrator.
Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder's death.
Restricted Stock Awards.    Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) past or future services rendered to us or our affiliates, or (2) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested will be forfeited upon the participant's cessation of continuous service for any reason.
Tax Limitations On Incentive Stock Options.    The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options, or portions thereof, that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the option is not exercisable after the expiration of five years from the date of grant.
Changes to Capital Structure.    In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (a) the class and maximum number of shares reserved for issuance under the 2014 Plan, (b) the class and maximum number of shares that may be issued upon the exercise of ISOs, and (c) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions.    In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase right held by us;

•	cancel or arrange for the cancellation of the stock award to the extent not vested or exercised prior to the effective time of the corporate transaction; or

•
make a payment equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.
Under the 2014 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 50% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

31.

Change in Control.    The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. Under the 2014 Plan, a change in control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (3) a complete dissolution or liquidation; or (4) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets.
Amendment and Termination.    The 2014 Plan will terminate on March 21, 2024. However, the Board of Directors has the authority to amend, suspend, or terminate our 2014 Plan, provided that such action does not materially impair the existing rights of any participant without such participant's written consent.
2015 Employee Stock Purchase Plan
The Board of Directors adopted the 2015 Employee Stock Purchase Plan, or the ESPP, in January 2015 and our stockholders approved the ESPP in January 2015. The ESPP became effective as of January 28, 2015, the date of the final prospectus for our initial public offering. The purpose of the ESPP is to retain the services of new employees and secure the services of new and existing employees while providing incentives for such individuals to exert maximum efforts toward our success and that of our affiliates.
Share Reserve. The ESPP authorizes the issuance of 354,569 shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year through January 1, 2025 by the least of (a) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (b) 233,508 shares, or (c) a number determined by the Board of Directors that is less than (a) and (b). The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. As of the date hereof, no shares of our common stock have been purchased under the ESPP.
Administration.    The Board of Directors has delegated its authority to administer the ESPP to the Compensation Committee. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering may be terminated under certain circumstances.
Payroll Deductions.    Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by the Board of Directors, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of a share of our common stock on the first date of an offering or (b) 85% of the fair market value of a share of our common stock on the date of purchase.
Limitations.    Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the Board of Directors: (a) customarily employed for more than 20 hours per week, (b) customarily employed for more than five months per calendar year or (c) continuous employment with us or one of our affiliates for a period of time (not to exceed two years). No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Code.
Changes to Capital Structure.    In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large non-recurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction, the Board of Directors will make appropriate adjustments to (a) the number of shares reserved under the ESPP, (b) the maximum number of shares by which the share reserve may increase automatically each year and (c) the number of shares and purchase price of all outstanding purchase rights.

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Corporate Transactions.    In the event of certain significant corporate transactions, including: (i) a sale of all our assets, (ii) the sale or disposition of 90% of our outstanding securities, (iii) the consummation of a merger or consolidation where we do not survive the transaction, and (iv) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants' accumulated payroll contributions will be used to purchase shares of our common stock within 10 business days prior to such corporate transaction, and such purchase rights will terminate immediately.
Plan Amendments, Termination.    The Board of Directors has the authority to amend or terminate our ESPP, provided that except in certain circumstances any such amendment or termination may not materially impair any outstanding purchase rights without the holder's consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.
Director Compensation
Historically, we have not paid cash or equity compensation to directors who are also our employees for service on the Board of Directors, nor have we paid cash or equity compensation to our non-employee directors who are associated with our principal stockholders for service on the Board of Directors. We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors.
The following table sets forth in summary form information concerning the compensation that we paid or awarded during fiscal year ended December 31, 2015 to each of our non-employee directors:

Name(1)	Fees Earned or Paid in Cash	Option Awards(4)		All Other Compensation		Total
Jeffrey Capello	$41,250	$335,000	(5)	$—		$376,250
Peter Barton Hutt	$49,729	$108,800	(6)	$—		$158,529
Stephen Kraus(2)	$—	$—		$—		$—
Marc Kozin	$48,250	$108,800	(7)	$—		$157,050
Roderick MacKinnon, M.D.	$34,111	$108,800	(8)	$107,500	(12)	$250,411
Robert Perez	$13,288	$141,658	(9)	$—		$154,946
Stuart Randle	$87,808	$108,800	(10)	$—		$196,608
John Sculley	$43,238	$108,800	(11)	$—		$152,038
Michelle Stacy(3)	$—	$—		$—		$—

(1)
Dr. Westphal was an employee director during 2015 and his compensation is fully reflected in the "— Summary Compensation Table" above. Dr. Westphal did not receive any compensation in 2015 for services provided as a member of the Board of Directors.

(2)	Mr. Kraus resigned from the Board of Directors on January 27, 2015.

(3)
Ms. Stacy joined the Board of Directors in March 2015. Because Ms. Stacy was not a member of the Board of Directors during 2015, Ms. Stacy did not receive any compensation related to her board membership.

(4)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the respective fiscal year computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC.

(5)	Represents the grant date fair value associated with an option to purchase 30,000 shares of our common stock at an exercise price of $17.43 per share.

(6)	Represents the grant date fair value associated with an option to purchase 10,000 shares of our common stock at an exercise price of $17.43 per share.

(7)	Represents the grant date fair value associated with an option to purchase 10,000 shares of our common stock at an exercise price of $17.43 per share.

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(8)	Represents the grant date fair value associated with an option to purchase 10,000 shares of our common stock at an exercise price of $17.43 per share.

(9)	Represents the grant date fair value associated with an option to purchase 20,000 shares of our common stock at an exercise price of $11.05 per share.

(10)	Represents the grant date fair value associated with an option to purchase 10,000 shares of our common stock at an exercise price of $17.43 per share.

(11)	Represents the grant date fair value associated with an option to purchase 10,000 shares of our common stock at an exercise price of $17.43 per share.

(12)
Represents $90,000 of fees paid to Dr. MacKinnon during 2015 for his services as co-chair of our scientific advisory board pursuant to a scientific advisory board agreement, as well as $17,500 for payment of travel and entertainment expenses.

Effective on January 28, 2015, the Board of Directors adopted a new compensation policy that became applicable to all of our non-employee directors. The policy was subsequently revised by the Board of Directors, upon the recommendation of the Compensation Committee, on June 29, 2015. The compensation policy, as revised, provides that each such non-employee director will receive the following compensation for service on the Board of Directors:

•	an annual cash retainer of $40,000;

•	an additional cash retainer of $50,000 for our lead independent director;

•	an additional annual cash retainer of $7,500 for service as a member of the Audit Committee or $15,000 for service as chair of the Audit Committee;

•	an additional annual cash retainer of $5,000 for service as a member of the Compensation Committee or $10,000 for service as chair of the Compensation Committee;

•
an additional annual cash retainer of $3,500 for service as a member of the Nominating and Corporate Governance Committee or $7,500 for service as chair of the Nominating and Corporate Governance Committee;

•
upon first joining the Board of Directors, an initial grant of an option to purchase 20,000 shares of our common stock vesting monthly over a period of three years measured from the date of such grant (or such other date as the Board of Directors shall otherwise determine); and

•
for each non-employee director whose term continues on the date of our annual meeting each year, an annual grant of an option to purchase 10,000 shares of our common stock vesting in monthly installments over one year following the grant date.

The options will be granted under our 2015 plan, the terms of which are described in more detail above under “-Equity Benefit Plans - 2015 Equity Incentive Plan.”

34.

TRANSACTIONS WITH RELATED PERSONS
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of "related-person transactions." For purposes of our policy only, a "related-person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are participants involving an amount that exceeds $120,000.
Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director or a holder of more than 5% of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where review by the Audit Committee would be inappropriate, to another independent body of the Board of Directors of directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee or other independent body of the Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third-parties or to or from our employees generally.
In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.
CERTAIN RELATED-PERSON TRANSACTIONS
The following includes a summary of transactions since January 1, 2015, to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under "Executive and Director Compensation."
Initial Public Offering
In February 2015, we completed our initial public offering pursuant to which we issued and sold an aggregate of 5,491,191 shares of our common stock at a price to the public of $16.00 per share. The following table sets forth the number of shares of common stock purchased in our initial public offering by Longwood Fund II, L.P., a holder of more than 5% of our common stock:

Name	Shares of Common Stock	Purchase Price
Longwood Fund II, L.P.(1)	312,500	$5,000,000

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(1) Additional detail regarding Longwood Fund II, L.P. and its equity holdings is provided above under "Security Ownership of Certain Beneficial Owners and Management." Christoph Westphal, M.D., Ph.D., our Chief Executive Officer and Chairman, is a manager of Longwood Fund II GP, LLC, which is the general partner of Longwood Fund II, L.P.
Indemnification of Officers and Directors
We have entered into, and intend to continue to enter into, separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Employment Arrangements
We have entered into employment arrangements with our executive officers, as more fully described in "Executive and Director Compensation — Agreements with our Executive Officers," and "— Potential Payments Upon Termination or Change of Control."
Stock and Stock Options Granted to Executive Officers and Directors
We have issued stock and granted stock options to our executive officers and directors, as more fully described in "Executive and Director Compensation."
License Agreement
On May 1, 2014, we entered into a license agreement with ECLDS, LLC for the license of a portion of our office space that we sublease at 800 Boylston Street, 24th Floor, Boston, Massachusetts. ECLDS, LLC is owned by Christoph Westphal, M.D., Ph.D., our President, Chief Executive Officer and Chairman. The license agreement provided that ECLDS, LLC will license 2,647 square feet of office space from us for $7,721 per month. Under the license agreement, ECLDS, LLC pays us the same price per square foot that we pay our sublessor for the space. The term of the license is from May 1, 2014 to August 30, 2017 and may be terminated by either party with 90 days written notice. In September 2014, January 2015, May 2015, September 2015 and October 2015, we amended the license agreement to reduce the amount of space ECLDS, LLC licenses from us and reduce the amount ECLDS, LLC pays to us. Effective October 2015, the amount ECLDS, LLC pays us was reduced to $4,540 per month. In October 2015, the license agreement was assigned by ECLDS, LLC to a third party that is not owned by Dr. Westphal but with which Dr. Westphal has a business relationship.

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HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are Flex Pharma shareholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Flex Pharma. Direct your written request to Flex Pharma, Inc., Robert Hadfield, General Counsel, 800 Boylston Street, 24th Floor, Boston, MA 02199 or contact Robert Hadfield at (617) 874-1821. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

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OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

/s/ Robert Hadfield
Robert Hadfield
Secretary
April 28, 2016
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2015 is available without charge upon written request to: Corporate Secretary, Flex Pharma, Inc., 800 Boylston Street, 24th Floor, Boston, MA 02199.

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
O	O	O

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Marc Kozin   02 Roderick MacKinnon   03 Michelle Stacy

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000290944_1 R1.0.1.25

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

FLEX PHARMA, INC
Annual Meeting of Shareholders
June 7, 2016 2:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John McCabe and Robert Hadfield, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of FLEX PHARMA, INC that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 2 p.m. EST on June 7, 2016, at the offices of Cooley LLP, 500 Boylston Street, 14th Floor, Boston, MA 02116 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000290944_2 R1.0.1.25

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